Exhibit 99.2

Vroom Fourth Quarter 2022 Earnings February 2023

Disclaimer Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding the expected timeline, our execution of and the expected benefits from our long-term roadmap and cost-saving initiatives, including our ability to improve our transaction processes and customer service experience, increase and optimize our internal sales force, sell through aged vehicles, improve variable cost per unit, such as logistics costs and marketing costs, and reduce fixed costs, our expectations regarding our business strategy and plans, including our ongoing ability to integrate and develop United Auto Credit Corporation into a captive finance operation, and our intention to return to growth, for future results of operations and financial position, including our ability to improve our unit economics and our outlook for the full year 2023, including with respect to our liquidity. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this presentation, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022 which is available on our Investor Relations website at ir.vroom.comand on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this presentation. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Industry and Market Information To the extent this presentation includes information concerning the industry and the markets in which the Company operates, including general observations, expectations, market position, market opportunity and market size, such information is based on management's knowledge and experience in the markets in which we operate, including publicly available information from independent industry analysts and publications, as well as the Company’s own estimates. Our estimates are based on third-party sources, as well as internal research, which the Company believes to be reasonable, but which are inherently uncertain and imprecise. Accordingly, you are cautioned not to place undue reliance on such market and industry information. Financial Presentation and Use of Non-GAAP Financial Measures Certain monetary amounts, percentages and other figures included in this presentation have been subject to rounding adjustments. Certain other amounts that appear in this presentation may not sum due to rounding. This presentation contains certain supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are in addition to, and not a substitute or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with U.S. GAAP. We have reconciled all non-GAAP financial measures with the most directly comparable U.S. GAAP financial measures in the Appendix to this presentation.

We are Focused on our objectives and Strategic initiatives During 2022 we improved the customer experience, improved our processes, and reduced our debt. During 2023 we intend to resume growth, sell through aged inventory, improve variable costs per unit, continue to reduce fixed costs and convert balance sheet items into cash while living within our means 3 Key Objectives 4 Focused Strategic Initiatives Prioritize unit economics and growth Improve Costs per unit Maximize liquidity 1 2 3 Build a well-oiled transaction machine Build a well-oiled metal machine Build a regional operating model Build a captive finance offering 4 Focused Strategic Initiatives 4 Strategic initiatives expected to build a profitable business model 3 V fourth quarter highlights and 2022 full year results

4th quarter key performance indicators

- ($70.9)M of Adjusted EBITDA(1) within range of prior outlook. Net income of $25M
- ($70.5)M of Adjusted EBITDA excluding securitization gain and non-recurring costs(1), a $65M / 48% improvement vs first quarter results
- $1,233 Ecommerce Gross Profit Per Unit (GPPU)
  - ~$6M negative impact of LCM markdowns, including ~$4M related to electric vehicle OEM price decreases
  - ~$4M negative impact of sales of aged units; 36% of units sold in 4Q were >270 days as we moved through earlier titling delays
- $31M sequential reduction in Adjusted SG&A (2) driven by lower variable and fixed costs
- $21M sequential reduction in restricted cash primarily driven by improvements in titling & registration

4th quarter progress on key objectives and strategic initiatives

- 87% of units were available for sale or pending sale versus 52% at the end of 3Q 2022
- Exited primary third-party sales partner as of 1/31/23, continue to ramp sales force in 2023
- Continued focus on reducing variable and fixed costs
- Unlocked ~$70M of cash in inventory and restricted cash
- $198M repurchase of convertible notes for $72M(3)

4q 2022 performance highlights

	third quarter	fourth quarter
total revenue	$340.8 million	$209.3 million
ecommerce units	6,428	4,144
ecommerce gppu	$4,206	$1,233
adjusted ebitda (1)	($73.3) million	($70.9) million
adjusted ebitda ex. non-recurring costs (1)	($57.5) million	($70.5) million
adjusted ebitda ex. securitization gain & non-recurring costs (1)	($73.5) million	($70.5) million
net profit (loss)(4)	($51.1) million	$24.8 million

fy 2022 vs previously issued guidance

	guidance	prior outlook	actuals
ecommerce units	45,000 - 55,000	Expect below range	39,278
adjusted ebitda (1)(5)	($375) - ($325) million	Expect better than mid-point	($337) million
year-end liquidity (6)	$450 - $565 million	Expect near mid-point	-$489 million excluding convertible note repurchases of $90 million -$399 million reported including $90 million note repurchase

(1) Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs, and Adjusted EBITDA excluding securitization gain and non-recurring costs are non-GAAP measures. For definitions and a reconciliation to the most comparable GAAP measure, please see the appendix. (2) Adjusted SG&A is a non-GAAP measure. For a definition and reconciliation to the most comparable GAAP measure, please see the appendix. (3) $198M in aggregate principal amount net of deferred issuance costs. (4) Third quarter net loss includes a $38M gain on debt extinguishment. Fourth quarter net income includes a $127M gain on debt extinguishment. (5) A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for 2023 guidance is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future. (6) Represents unrestricted cash and cash equivalents, excludes restricted cash and floorplan availability.

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execution of long-term roadmap on track

fourth quarter operational highlights

operational progress on our 4 strategic initiatives

financial lever	initiative	3q to 4q
Product GPPU	Originate and securitize Vroom loans through UACC	• $1,233 Ecommerce GPPU • ~$6M of LCM markdown, including ~$4M related to electric vehicle OEM price decreases • ~$4M negative impact of aged vehicles (>270 days) • Continued improvements to pricing model • Development of captive financing on plan, Product GPPU up ~$600
Vehicle GPPU	Optimize pricing through predictive data and regionalization	
	Optimize assortment	
GPPU & SG&A - Logistics(1)	Synchronize end-to-end supply chain to increase velocity and optimize flow	• ~$6M reduction in all-in logistics costs(2) • Improved Vroom-operated linehaul and last mile service; increased owned pickups at logistics hubs
Balance Sheet - Inventory		• 87% of units were available for sale or pending sale versus 52% at the end of 3Q 2022
SG&A - Sales(1)	Optimize sales channels by selective insourcing and digitization	• Fully transitioned from primary third-party sales provider as of 1/31/23; continued ramping of sales force in 2023 • Continued improvement in titling of vehicles not listed for sale. 36% of units sold in 4Q were aged vehicles putting pressure on GPPU • We expect ~>50% of units sold in the first half of 2023 to be from aged vehicles (>270 days), putting significant pressure on GPPU in 1H-2023 • ~$13M improvement in AR reserve due to process improvements • ~$6M reduction in titling, registration and support costs(3)
SG&A – Titling, Registration & Support(1)	Streamline and digitize title and registration process	
SG&A - Marketing(1)	Improve marketing effectiveness	• ~$5M reduction in marketing costs, continued focus on marketing ROI
SG&A - Fixed(1)	Grow fixed cost slower than revenue	• ~$2M decrease in fixed costs(4) • ~$27M of expected annualized variable and fixed cost reductions implemented in January 2023 • Continued focus on fixed cost reduction

(1) Constitutes a component of Adjusted SG&A which is a non-GAAP measure. For a definition and reconciliation to the most comparable GAAP measure, please see the appendix. (2) All-in logistics costs include compensation and benefits related to operating our proprietary logistics network in addition to fuel, tolls, and maintenance expenses related to operating our proprietary logistics network and third-party transportation fees. (3) Titling, registration, & support costs include compensation & benefits related to these functions as well as third-party support costs and associated processing fees. Excludes non-recurring costs. (4) Fixed costs reflect costs across compensation & benefits, occupancy, other SG&A, and professional fee expenses. Fixed costs exclude non-recurring costs, realignment costs, and SG&A related to UACC operations.

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4 strategic initiatives intended to build a profitable business model fy2023 guidance

4 strategic initiatives intended to improve financial results

fy 2023 guidance	fy2022	2023 guidance
adjusted ebitda (1)(3)	($337) million	($200) - ($250) million
year-end cash and cash equivalents (2)	$399 million	$150 - $200 million

fy 2023 adjusted ebitda (1)(3)



FY22 Adj EBITDA (ex non-recurring and securitization) (1)
$(357)
Q4-22 Annualized Adj EBITDA (ex non-recurring) (1)(4)
$(282)
Ecommerce GPPU
-Higher margin expected in the second half of 2023 driven by sell through of aged inventory and continued improvements in pricing algorithms
Lower variable titling, registration and support costs per unit
-Staying current on vehicle titles and registrations
-Efficiency through technology and process enhancements
Lower marketing costs per unit
-Continued focus on marketing ROI
-Improved conversion
-Improved integration with our captive
Lower logistics costs per unit
-Volume leverage in our line haul and last mile fleet
Lower fixed costs
-Annualization of fixed cost reductions actioned in 2022
-Incremental $27M of fixed cost reduction Jan-23
FY23 EBITDA Guidance (3)
($250)-($200)
Securitization gains
-Until markets improve, we may not recognize gains from the sale of securitizations until we sell the residuals
FY23 EBITDA Guidance (w/ Potential Securitization Gain) (3)
($225)-($150)
($ in millions)
~$40M 2023 EBITDA headwind due to legacy operational issues

(1) Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs, and Adjusted EBITDA excluding securitization gain and non-recurring costs are non-GAAP measures. For definitions and a reconciliation to the most comparable GAAP measure, please see the appendix
(2) Represents unrestricted cash and cash equivalents. Excludes restricted cash and floorplan availability. (3) A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for 2023 guidance is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future. These estimates are forward-looking statements that reflect the Company's expectations as of February 28, 2023 and are subject to substantial uncertainty. See "Forward-Looking Statements" on Slide 2 (4) Represents Q4 2022 EBITDA x4 and does not give variability from quarter to quarter

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sell through aged inventory, reduce variable costs per unit, reduce fixed cost and grow

Vroom fourth quarter 2022 financial update

4th quarter financial summary

continued progress on long term roadmap despite short term headwinds

4q 2022 performance highlights

	third quarter	fourth quarter
total revenue	$340.8 million	$209.3 million
ecommerce units	6,428	4,144
ecommerce gppu	$4,206	$1,233
adjusted ebitda [(1)]	($73.3) million	($70.9) million
adjusted ebitda ex. non-recurring costs [(1)]	($57.5) million	($70.5) million
adjusted ebitda ex. securitization gain & non-recurring costs [(1)]	($73.5) million	($70.5) million
net profit (loss)[(2)]	($51.1) million	$24.8 million

net long-term debt[(3)]



$257
$51
6/30/2022
12/31/2022

4q 2022 performance vs 3q 2022

39% decrease in total revenue, 36% decrease in ecommerce units sold

- Ongoing focus on operational improvement over sales volume
- Ecommerce units also impacted by a reduction in third-party sales resources and macroeconomic conditions

$1,233 ecommerce gppu, down 71%

- 5x increase in percent of sales from aged vehicles, driven by titling improvements increasing the number of aged units available for sale
- Acceleration of general market depreciation on vehicles along with recent electric vehicle OEM price decreases
- Partially offset by higher per unit profit from UACC-based financing

$3m sequential increase in adjusted ebitda ex. securitization gain and non-recurring costs[(1)]

- Driven by reduced operating costs, partially offset by lower units and GPPU headwinds

$76m improvement in net profit[(2)]

- Primarily $127M gain on debt extinguishment due to repurchase of convertible notes, partially offset by lower gross profit on reduced revenue

(1) Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs, and Adjusted EBITDA excluding securitization gain and non-recurring costs are non-GAAP measures. For definitions and a reconciliation to the most comparable GAAP measure, please see the appendix. (2) Third quarter net loss includes a $38M gain on debt extinguishment. Fourth quarter net income includes a $127M gain on debt extinguishment. (3) Represents long term debt (including current portion) of $790 million and $450 million net of cash and cash equivalents of $533 million and $399 million as of 6/30/2022 and 12/31/2022, respectively

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$3m improvement in adjusted ebitda ex. securitization gain & non-recurring costs [(1)]

4th quarter financial highlights

sequential trends	4q 2022 performance vs 3q 2022

adjusted ebitda ex. securitization gain & non-recurring costs ($m)[1]


($77)
($74)
($71)
2Q 2022
3Q 2022
4Q 2022

$3m increase in adjusted ebitda ex. securitization gain and non-recurring costs[1]

- Driven by reduced operating costs, partially offset by lower units and GPPU headwinds ecommerce units


9,233
6,428
4,144
2Q 2022
3Q 2022
4Q 2022

36% decrease in ecommerce units

- Ongoing focus on operational improvement over volume as well as reduced third-party sales resources, macroeconomic and other factors ecommerce vgppu[2]


$2,166
$2,267
($1,346)
2Q 2022
3Q 2022
4Q 2022

$3,613 (159%) decrease in vehicle gppu

- Reduced sales margin due to impact of aged units (~$4M) as we improved our titling processes, resulting in more aged vehicles available for sale
- Lower of cost or market adjustment of ~$6M, including ~$4M of electric vehicle OEM price reductions ecommerce pgppu[3]


$1,463
$1,939
$2,579
2Q 2022
3Q 2022
4Q 2022

$640 (33%) increase in product gppu

- Increased UACC-originated and serviced financing on lower unit volume ecommerce gppu


$3,629
$4,206
$1,233
2Q 2022
3Q 2022
4Q 2022

$2,973 (71%) decrease in ecommerce gppu

- ~$4M impact of selling through aged units >270 days
- ~$6M impact of LCM markdowns, including ~$4M of electric vehicle OEM price reductions

(1) Adjusted EBITDA excluding securitization gain & non-recurring costs is a non-GAAP measure. For a definition and a reconciliation to the most comparable GAAP measure, please see the appendix.
(2) Vehicle gross profit per unit. (3) Product gross profit per unit.

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$3m improvement in adjusted ebitda ex. securitization gain & non-recurring costs[1]

4th quarter performance drivers 4th quarter adjusted ebitda ex. Securitization gain and non-recurring costs(1) Ecommerce gross profit Lower unit volume and negative impact of aged units, market depreciation and electric vehicle price reductions $2M reduction in Compensation & benefits Driven by focus on cost reductions $23m reduction in Marketing, logistics & other Lower unit volume and strategic initiatives $21m sequential reduction in restricted cash Primarily driven by improved transaction processing, including titling & registration $49m sequential reduction in cash in inventory Reduced inventory and improved transaction processing, including titling & registration $198m repurchase of convertible notes for $72m(4) Decreased leverage (1) Adjusted EBITDA excluding securitization gain non-recurring costs is a non-GAAP measure. For a definition and a reconciliation to the most comparable GAAP measure, please see the appendix. (2) Represents unrestricted cash and cash equivalents. Excludes restricted cash and floorplan availability. (3) Represents unrestricted cash, cash equivalents and warehouse availability (4) $198M in aggregate principal amount net of deferred issuance costs. (5) Represents cash and cash equivalents and warehouse availability $3m improvement in adjusted ebitda ex. Securitization gain and non-recurring costs (1) 10 V ($ in millions) ($12) ($4) ($6) ($74) $2 $23 $71 $3M improvement $510 ($71) ($6) $21 $49 ($32) $471 $72 $399 $109 $508 9/30/2022 cash and cash equivalents(2) 4Q adjusted editda interest expenses restricted cash release cash in inventory other 12/31/22 cash and cash equivalents (excluding convert repurchase) (2) convert repurchase 12/31/22 cash and cash equivalents (2) UACC liquidity(5) 12/31/22 available liquidity (3) 3Q 2022 (1) ecom gross profit aged inventory LCM Markdown comp & benefits marketing, logistics & all other $3M improvement 4Q 2022 (1)

Fy2023 outlook key performance drivers Improve ecommerce GPPU by selling through aged inventory and continued improvement on pricing algorithm Improve marketing spend efficiency through conversion Reduce support and transaction expenses through process improvements and technology enhancements Continue to assess the business to reduce our fixed cost structure Reduction in force completed in January (~20% of Vroom headcount) resulting in ~$27M of annualized cost savings Cadence of earnings and cash utilization Anticipate GPPU headwind as we continue to sell through aged inventory in 1H Expect to continue to reduce operating loss each quarter as we improve our processes Higher first quarter cash in inventory due to aged inventory, expect to recover as inventory aging normalizes through the year Estimated 2023-2024 EBITDA normalized Cash and cash equivalents and liquidity ($250) - ($200) -($155) - ($135) ($225) ($28) $30 $175 $90 $25 -$250 (1) Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs, and Adjusted EBITDA excluding securitization gain and non-recurring costs are non-GAAP measures. For definitions and a reconciliation to the most comparable GAAP measure, please see the appendix (2) Represents unrestricted cash and cash equivalents. Excludes restricted cash, warehouse and floorplan availability. (3) A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for 2023 guidance is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future. These estimates are forward-looking statements that reflect the Company’s expectations as of February 28, 2023 and are subject to substantial uncertainty. See “Forward-Looking Statements” on Slide 2 (4) Represents cash and cash equivalents and warehouse availability Execution on long-term roadmap on track 11 V FY23 adjusted ebitda guidance FY23 adjusted ebitda normalized FY24 unit growth FY24 operational improvements securitization market legacy operational issues 12/31/22 cash and cash equivalents(2) adjusted ebitda (mid-point) interest expenses cash initiatives 12/31/23 mid-point cash and cash equivalents(2) 12/31/23 UACC liquidity(4) potential residual sale 12/31/23 mid- point potential liquidity

Summary During 2022 we improved the customer experience, improved our processes, and reduced our debt 2022 Highlights 2023 outlook Developed our Long-Term Roadmap focused on 4 strategic initiatives expected to build a profitable business model Completed the acquisition of UACC to build out captive financing Completed two securitizations with Gain on Sale Achieved record GPPU of $4,206 in Q3-2022 Transformed pricing algorithms, implemented variable shipping fees, and improved our acquisition model Substantially improved our Titling and Registration processes Transitioned from our primary third-party sales provider as of January 2023 Reduced headcount by ~50%(1) (excluding UACC and CarStory) Strengthened our balance sheet by repurchasing $254 million of convertible notes and unlocked $179 million of cash-in-inventory and restricted cash Built a platform to grow the business in 2023 and beyond Improved processes across registration, titling, support, marketing, sales, reconditioning, and logistics GPPU pressure in 1H-23 as we sell through aged inventory now that titles are current, expect to normalize to Q2/Q3 2022 levels in 2H-23 Higher losses at UACC due to increasing delinquency and default rates Continue to focus on converting balance sheet items into cash Expect unit volumes to ramp through the year as we resume growth and grow our internal sales force Expect per unit economics to improve sequentially(2) Reduced marketing cost per unit through conversion initiatives Reduced selling cost per unit Reduced titling, registration and support cost per unit Reduced logistics costs per unit Continue to reduce fixed cost structure (1) As of 1/31/23 (2) A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for 2023 guidance is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future. These estimates are forward-looking statements that reflect the Company’s expectations as of February 28, 2023 and are subject to substantial uncertainty. See “Forward-Looking Statements” on Slide 2 Transformed business in 2022 positioning us for growth in 2023 12 V

Vroom appendix

reconciliation of non-gaap financial measures

EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues, Adjusted EBITDA excluding securitization gain and Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues

We calculate EBITDA as net loss before interest expense, interest income, income tax expense and depreciation and amortization expense and we calculate Adjusted EBITDA as EBITDA adjusted to exclude realignment costs, acquisition related costs, change in fair value of finance receivables, goodwill impairment charge gain on debt extinguishment, acceleration of non-cash stock-based compensation and other costs, which primarily relate to the impairment of long-lived assets. Changes in fair value of finance receivables can fluctuate significantly from period to period and relate primarily to historical loans and debt which have been securitized, and acquired on February 1, 2022 from UACC. Our ongoing business model is to originate or purchase finance receivables with the intent to sell which we recognize at the lower of cost or fair value. Therefore, these historical finance receivables acquired, which are accounted for under the fair value option, will experience fluctuations in value from period to period. We believe it is appropriate to remove this temporary volatility from our Adjusted EBITDA results to better reflect our ongoing business model. Additionally, these historical finance receivables acquired from UACC are expected to run-off within approximately 12 months. We calculate Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the non-recurring costs incurred to address operational and customer experience issues, including rental cars for our customers and legal settlements with customers and state DMVs. While we expect to continue to incur these costs over the next few quarterly periods, we do not expect these costs to continue to be incurred once our operational issues have been resolved. We calculate Adjusted EBITDA excluding securitization gain as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC's finance receivables, and believe that it provides a useful perspective on the underlying operating results and trends and a means to compare our period-over-period results. We calculate Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC's finance receivables and the non-recurring costs incurred to address operational and customer experience issues. The following table presents a reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding securitization gain, and Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues to net loss, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022	Twelve Months Ended December 31, 2022
	(in thousands)				
Net profit (loss)	$ 24,765	$ (51,127)	$ (115,089)	$ (310,459)	$ (451,910)
Adjusted to exclude the following:					
Interest expense	12,076	9,704	9,533	9,380	40,693
Interest income	(6,372)	(5,104)	(3,935)	(3,952)	(19,363)
Provision for income taxes	2,405	899	256	(23,240)	(19,680)
Depreciation and amortization	10,702	9,995	10,115	7,895	38,707
EBITDA	$ 43,576	$ (35,633)	$ (99,120)	$ (320,376)	$ (411,553)
Realignment costs	$ 2,253	$ 3,243	$ 9,529	$ —	$ 15,025
Acquisition related costs	—	—	—	5,653	5,653
Change in fair value of finance receivables	3,917	(3,012)	1,846	5,621	8,372
Goodwill impairment charge	—	—	—	201,703	201,703
Gain on debt extinguishment	(126,767)	(37,917)	—	—	(164,684)
Acceleration of non-cash stock-based compensation	2,439	—	—	—	2,439
Other	3,679	—	2,127	—	5,806
Adjusted EBITDA	$ (70,903)	$ (73,319)	$ (85,618)	$ (107,399)	$ (337,239)
Non-recurring costs to address operational and customer experience issues	374	15,785	8,274	1,000	25,433
Adjusted EBITDA excluding non-recurring costs to address operational and customer	$ (70,529)	$ (57,534)	$ (77,344)	$ (106,399)	$ (311,806)
Securitization gain	—	(15,972)	—	(29,617)	(45,589)
Adjusted EBITDA excluding securitization gain	$ (70,903)	$ (89,291)	$ (85,618)	$ (137,016)	$ (382,828)
Adjusted EBITDA excluding securitization gain and non-recurring costs to address	$ (70,529)	$ (73,506)	$ (77,344)	$ (136,016)	$ (357,395)

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reconciliation of non-gaap financial measures (continued)

Adjusted SG&A

We calculate adjusted selling, general & administrative expenses as selling, general & administrative expenses adjusted to exclude realignment costs, acquisition related costs, acceleration of non-cash stock-based compensation, acceleration of non-cash stock based compensation, non-recurring costs to address operational and customer experience issues, UACC selling, general & administrative expenses and other costs, which relate to the write off of the upfront shares issued as part of the Rocket Auto agreement and previously recognized within "Other assets". The following table presents a reconciliation of adjusted selling, general & administrative expenses to selling, general & administrative expenses, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022
	(in thousands)			
Total selling, general & administrative expenses	$ 90,760	$ 134,643	$ 152,990	$ 187,994
Adjusted to exclude the following:				
Realignment costs	187	2,226	6,122	—
Acquisition related costs	—	—	—	5,653
Acceleration of non-cash stock-based compensation	2,439	—	—	—
Non-recurring costs to address operational and customer experience issues	1,867	15,785	8,274	1,000
UACC selling, general & administrative expenses	19,108	18,012	16,646	10,557
Other	—	—	2,127	—
Adjusted selling, general & administrative expenses	$ 67,159	$ 98,620	$ 119,821	$ 170,784

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thank you 16 V